UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 29, 2015

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 29, 2015, the Board of Directors of LightPath Technologies, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s Bylaws (the “Bylaws”) effective as of the same date. Among other matters, the Bylaws have been amended and restated to reflect the following:

(a)

Annual Meetings (Section 2.2). The Board of Directors will set the date and the time of annual stockholder meetings each year.

(b)

Organization (Section 2.7). All stockholders’ meetings will be called to order and chaired by the persons in the following order: Chief Executive Officer, President, the Chairman of the Board of Directors, and then the person designated by the Board of Directors.

(c)

Conduct of Business (Section 2.8). The Board of Directors may adopt rules and procedures for the conduct of any stockholder meeting. The chairman may also prescribe rules and procedures for the conduct of the meeting, provided such rules and procedures are not inconsistent with any rules or procedures adopted by the Board of Directors, including, without limitation, (i) the maintenance of order at the meeting and the safety of those present; (ii) limitations on the time allotted to questions or comments by participants, (iii) restrictions on the entry to the meeting after the time prescribed for the commencement of the meeting, (iv) the determination of when polls open and close for voting, (v) the establishment of an agenda or order of business for the meeting, and (vi) limitations on the attendance at or participation in the meeting.

(d)

Voting; Proxies (Section 2.10). A stockholder may appoint a proxy by a duly executed instrument dated not more than three years prior to such meeting, unless the instrument provides for a longer period.

(e)

Inspectors of Election (Section 2.11). The Company shall appoint one or more inspectors of election to act at stockholder meetings. If no inspector of election or alternate is able to act at stockholder meetings, the person presiding over the meeting has the authority to appoint one or more inspectors of election. This provision also provides for the duties and authority of inspectors of election.

(f)

Stockholder Lists (Section 2.13). The stockholder list will be available for examination prior to a stockholders’ meeting either on a reasonably accessible electronic network or during business hours at the Company’s principal place of business.

(g)

Advance Notice of Nominations and Proposals of Business (Section 2.14). In order to nominate directors or propose business, stockholders must: (i) provide advance notice of the proposed business in connection with annual meetings of stockholders or nomination of directors in connection with annual or special meetings of stockholders, (ii) comply with certain procedural requirements and (iii) provide information to the Company regarding the stockholder, the director nominee or proposed business, the stockholder’s ownership of certain of the Company’s securities and related information.

(h)

Vacancies (Section 3.4). Directors appointed or elected to fill a vacancy hold office for the remainder of the full term of that particular class of directors in which the new directorship was created or the vacancy occurred.

(i)

Officers (Article 5). Officers are no longer required to be elected by the Board of Directors annually. The Bylaws now expressly provide for a Chief Executive Officer and a Chief Financial Officer, in addition to the other officers previously provided for. The Bylaws also amend and clarify the corresponding duties that comport with the Company’s historical and current practices.

(j)

Fixing Record Date (Section 6.7). The procedures related to fixing of the record date for purposes of determining the stockholders entitled to notice of and entitled to vote at stockholder meetings have been clarified. The Bylaws also provide procedures related to fixing of the record date if and to the extent that stockholder action by written consent is permitted by the Certificate of Incorporation.

(k)

Indemnification (Article 7). The procedures and qualifications related to the advancement of expenses incurred by an indemnitee have been clarified. The Bylaws also provide for the Company’s right to purchase and maintain insurance on indemnitees, as well as set forth the procedures related to the order of priority for jointly indemnifiable claims in the event that another entity provides indemnification to indemnitees for their service to, or on behalf of, the Company.

(l)

Forum for Adjudication of Disputes (Article 9). Unless the Company agrees otherwise, the courts in the State of Florida is the sole and exclusive forum for derivative actions brought on behalf of the Company, actions asserting a breach of fiduciary duty owed to the Company, actions asserting claims arising pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws, or actions asserting claims governed by the internal affairs doctrine.

(m)

General Changes Throughout the Bylaws. The Bylaws contain other changes throughout in light of changes made to the Delaware General Corporation Law over recent years, including modifications to provisions on notice, consents, voting procedures and meeting participation, and changes to accommodate use of modern communication technologies.

The foregoing is a summary of only certain of the changes contained in the Company’s Bylaws. Such summary is qualified in its entirety by reference to the Bylaws, a copy of which is filed as Exhibit 3.1 to this Form 8-K, and incorporated herein by reference.

Item 9.01. Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: February 3, 2015	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO

Exhibit Index

Exhibit No.	Description
EX-3.1	Amended and Restated Bylaws of LightPath Technologies, Inc.